Filed Pursuant to Rule 424(b)(5)

Registration Number 333-198414

Prospectus Supplement

(To Prospectus dated September 12, 2014)

CASTLE BRANDS INC.

$10,000,000

Common Stock

This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time by Castle Brands Inc. of up to $10,000,000 of our common stock. Our common stock will be offered over a period of time and from time to time through or to Barrington Research Associates, Inc. (“Barrington”), acting as our sales agent or principal, in accordance with the terms of the equity distribution agreement we have entered into with Barrington.

Our common stock is listed on the NYSE MKT LLC (“NYSE MKT”) under the symbol “ROX.” On November 17, 2014, the last reported sales price of our common stock was $1.83 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NYSE MKT, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Barrington will be entitled to compensation at a fixed commission rate of 2.0% of the gross proceeds from the sale of common stock through it as sales agent under the equity distribution agreement. Under the equity distribution agreement, we may also sell shares of common stock to Barrington, as principal for its own account, at a price to be agreed upon at the time of sale.

In connection with the sale of the common stock on our behalf, Barrington may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Barrington may be deemed to be underwriting commissions or discounts.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 2 of the accompanying prospectus and in the other documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

BARRINGTON RESEARCH ASSOCIATES

Prospectus supplement dated November 20, 2014

Table of Contents

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information from that contained in this prospectus supplement and the accompanying prospectus or to make representations as to matters not stated in this prospectus supplement and the accompanying prospectus. We are not offering to sell, or seeking offers to buy, shares of our common stock in any jurisdiction where such offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. This prospectus supplement contains specific information about us and the terms on which we are offering and selling shares of our common stock. To the extent that any statement made in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, the statements made in the prospectus will be deemed modified or superseded by those made in this prospectus supplement. Before you purchase shares of our common stock, you should carefully read this prospectus supplement, the accompanying prospectus and the registration statement, together with the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering.

You should rely on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and Barrington has not, authorized anyone to provide you with different information. We are not, and Barrington is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should also read and consider the information in the documents to which we refer to you in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “Castle” and similar terms refer to Castle Brands Inc., a Florida corporation, and its consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases, you can identify these forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are not guarantees of future performance. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. These risks and other factors include those listed under “Risk Factors” beginning on page S-6 of this prospectus supplement and as follows:

•	our history of losses;

•	recent worldwide and domestic economic trends and financial market conditions could adversely impact our financial performance;

•	our potential need for additional capital, which, if not available on acceptable terms or at all, could restrict our future growth and severely limit our operations;

•	our brands could fail to achieve more widespread consumer acceptance, which may limit our growth;

•	our dependence on a limited number of suppliers, who may not perform satisfactorily or may end their relationships with us, which could result in lost sales, incurrence of additional costs or lost credibility in the marketplace;

•	our annual purchase obligations with certain suppliers;

•	the failure of even a few of our independent wholesale distributors to adequately distribute our products within their territories could harm our sales and result in a decline in our results of operations;

•	the possibility that we cannot secure and maintain listings in control states, which could cause the sales of our products to decrease significantly;

•	the potential limitation to our growth if we are unable to identify and successfully acquire additional brands that are complementary to our existing portfolio, or integrate such brands after acquisitions;

•	currency exchange rate fluctuations and devaluations may significantly adversely affect our revenues, sales, costs of goods and overall financial results;

•	our need to maintain a relatively large inventory of our products to support customer delivery requirements, which could negatively impact our operations if such inventory is lost due to theft, fire or other damage;

•	the possibility that we or our strategic partners will fail to protect our respective trademarks and trade secrets, which could compromise our competitive position and decrease the value of our brand portfolio;

•	an impairment in the carrying value of our goodwill or other acquired intangible assets could negatively affect our operating results and shareholders’ equity;

•	changes in consumer preferences and trends could adversely affect demand for our products;

•	there is substantial competition in our industry and the many factors that may prevent us from competing successfully;

•	adverse changes in public opinion about alcohol could reduce demand for our products;

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•	class action or other litigation relating to alcohol misuse or abuse could adversely affect our business;

•	adverse regulatory decisions and legal, regulatory or tax changes could limit our business activities, increase our operating costs and reduce our margins;

•	product liability or other related liabilities could increase our costs of operation and harm our reputation;

•	if our products are contaminated, counterfeited or subject to competition from confusingly similar products, our brands could lose consumer support and suffer damage to their image, resulting in decreased sales;

•	if we are unable to maintain our listing on the NYSE MKT, our shareholders may have difficulty selling their common stock;

•	our executive officers, directors and principal shareholders own a substantial percentage of our voting stock and may act by written consent, which allows them to control matters requiring shareholder approval, and they may make decisions that cause our stock price to decline;

•	our articles of incorporation, bylaws and Florida law contain provisions that may make it more difficult for a third party to acquire us, discouraging a takeover and potentially adversely affecting our existing shareholders; and

•	our shareholders may experience dilution as a result of the conversion of our convertible debt, the exercise of options and warrants to purchase our common stock, or due to anti-dilution provisions relating to any of the foregoing.

Except for ongoing obligations to disclose material information as required by federal securities laws, we undertake no obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect our actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each factor on our business.

Although we believe that the assumptions underlying the forward-looking statements contained or incorporated by reference herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included in this prospectus supplement or in the documents incorporated by reference herein may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus supplement, the inclusion of this information should not be regarded as a representation by us or by any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

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SUMMARY

This summary highlights the material information contained in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2014 and beginning on page S-6 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Our Company

We develop and market premium and super premium brands in the following beverage alcohol categories: rum, whiskey, liqueurs, vodka and tequila. We distribute our products in all 50 U.S. states and the District of Columbia, in thirteen primary international markets, including Ireland, Great Britain, Northern Ireland, Germany, Canada, Israel, Bulgaria, France, Russia, Finland, Norway, Sweden, China and the Duty Free markets, and in a number of other countries in continental Europe and Latin America. We market the following brands, among others, Gosling’s Rum®, Gosling’s Stormy Ginger Beer, Gosling’s Dark ‘n Stormy® ready-to-drink cocktail, Jefferson’s®, Jefferson’s Reserve®, Jefferson’s Ocean Aged-at-Sea and Jefferson’s Presidential SelectTM bourbons, Jefferson’s Rye whiskey, Pallini® liqueurs, Clontarf® Irish whiskey, Knappogue Castle Whiskey®, Brady’s® Irish Cream, Boru® vodka, TierrasTM tequila, Celtic Honey® liqueur, Castello Mio® sambucas and Gozio® amaretto.

We were incorporated in Florida in 2009 and are the successor to Castle Brands Inc., a Delaware corporation (“Castle Delaware”), which was incorporated in Delaware in 2003. We maintain our principal executive office at 122 East 42nd Street, Suite 4700, New York, New York 10168. Our phone number is (646) 356-0200. We maintain a corporate website at www.castlebrandsinc.com. The contents of our website are not a part of this prospectus supplement or the accompanying prospectus. The information on our website is not intended to form a part of or be incorporated by reference in this prospectus supplement or the accompanying prospectus.

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THE OFFERING

Issuer	Castle Brands Inc.

Securities offered	Shares of our common stock having an aggregate offering price of up to $10,000,000.

Shares of common stock to be outstanding after this offering(1)	161,261,819 shares, assuming the sale of 5,464,481 shares at a price of $1.83 per share, which was the closing price of our common stock on the NYSE MKT on November 17, 2014. The actual number of shares issued in this offering will vary depending on the sales price under this offering.

Manner of offering	“At-the-market” offering that may be made from time to time through Barrington as our sales agent or principal. See “Plan of Distribution” on page S-9.

Use of proceeds	We intend to use the net proceeds we receive from the sale of common stock offered by this prospectus supplement for working capital and general corporate purposes, including investing in the growth of our more profitable brands, such as Gosling’s rum and ginger beer and Jefferson’s bourbons and rye, and acquiring a dedicated supply source for future bourbon needs. Pending such usage, we intend to use the net proceeds to reduce the outstanding balance under our revolving credit facility with ACF FinCo I LP, from which we may subsequently re-borrow. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. Before making an investment decision, you should read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 2 of the accompanying prospectus and in the other documents incorporated by reference into this prospectus supplement.

NYSE MKT symbol	ROX

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(1)	The number of shares outstanding immediately following the offering is based on 155,797,338 shares of our common stock outstanding as of November 17, 2014.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before purchasing our securities, you should carefully consider the risks and uncertainties set forth below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2014, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement, together with the other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect us. If any of those risks actually occur, our financial condition, operating results and prospects, as well as the value of our common stock, could be materially adversely affected.

Additional Risks Related to this Offering and our Common Stock

You may experience dilution.

Giving effect to the issuance of common stock in this offering, the receipt of the expected net proceeds and the use of those proceeds, this offering may have a dilutive effect on our expected net income available to our common shareholders per share. The actual amount of dilution cannot be determined at this time and will be based on a number of factors. Also, we are not restricted from issuing additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The issuance of these securities may cause further dilution to our shareholders.

The price of our common stock has been and may continue to be highly volatile, which may make it difficult for shareholders to sell our common stock when desired or at attractive prices.

The market price of our common stock has fluctuated in the past and is likely to fluctuate in the future. During the twelve months ended November 17, 2014, the sale price of our common stock on the NYSE MKT has ranged from a high of $2.03 to a low of $0.71. The following factors could cause the price of our common stock in the public market to continue to fluctuate significantly:

•	actual or anticipated variations in our quarterly results of operations;

•	changes in market valuations of companies in the beverage alcohol industry;

•	changes in expectations of future financial performance or changes in estimates of securities analysts;

•	fluctuations in stock market prices and volumes;

•	issuances of common stock or our other securities in the future;

•	the addition or departure of key personnel; and

•	announcements by us or our competitors of acquisitions, investments or strategic alliances.

Sales of a substantial number of shares of our common stock, or the perception that such sales might occur, could adversely affect the trading price of our common stock.

As of November 17, 2014, we had 155,797,338 shares of our common stock outstanding. Also, we had, as of November 17, 2014, 14,876,730 shares of our common stock issuable upon the exercise of outstanding options and warrants and the conversion of outstanding convertible debt. If this offering is completed, the number of shares of common stock that we have outstanding will increase. Sales of a substantial number of shares of our common stock, or the perception that such sales might occur, could adversely affect the trading price of our common stock. Further, sales of shares underlying stock options and common stock purchase warrants, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

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DILUTION

Our net tangible book value as of September 30, 2014 was approximately $11,500,000, or $0.07 per share of our common stock, based upon 155,425,137 shares of our common stock outstanding as of that date. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2014.

Dilution per share to new investors in this offering represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the assumed sale of 5,464,481 shares of our common stock in this offering at a price of $1.83 per share, which was the closing price of our common stock on the NYSE MKT on November 17, 2014, and after deducting the commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2014 would have been approximately $21,227,500, or $0.13 per share. This amount represents an immediate increase in net tangible book value of $0.06 per share to existing shareholders and immediate dilution in net tangible book value of $1.70 per share to new investors purchasing our common stock in this offering, assuming sales at a price of $1.83 per share. The following table illustrates this dilution on a per share basis:

Assumed offering price per share of common stock		$1.83
Net tangible book value per share of common stock as of September 30, 2014	$0.07
Increase in net tangible book value per share of common stock attributable to this offering	$0.06
Adjusted net tangible book value per share of common stock as of September 30, 2014 after giving effect to this offering		$0.13
Dilution in net tangible book value per share to new investors		$1.70

The foregoing discussion excludes (i) 120,000 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2014, having a weighted average exercise price of $8.00 per share, (ii) 13,044,024 shares of our common stock issuable upon the exercise of outstanding stock options under our equity incentive plans as of September 30, 2014, which have a weighted-average exercise price of $0.60 per share and (iii) 1,861,111 shares of our common stock issuable upon the conversion of outstanding convertible debt as of September 30, 2014.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders. See “Risk Factors— You may experience dilution” on page S-6.

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USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of common stock offered by this prospectus supplement for working capital and general corporate purposes, including investing in the growth of our more profitable brands, such as Gosling’s rum and ginger beer and Jefferson’s bourbons and rye, and acquiring a dedicated supply source for future bourbon needs. Pending such usage, we intend to use the net proceeds to reduce the outstanding balance under our $12,000,000 revolving credit facility with ACF FinCo I LP, from which we may subsequently re-borrow. The revolving credit facility matures on July 31, 2019 and, as of November 17, 2014, bears interest at rate of 6.25% per annum. As of November 17, 2014 we had approximately $9.1 million outstanding under the facility.

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PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement (the “Distribution Agreement”), dated as of November 20, 2014, with Barrington under which we may, from time to time, offer and sell shares of our common stock having aggregate sales proceeds of up to $10,000,000 through Barrington, or to Barrington, for resale. Sales of our common stock through Barrington, if any, will be made by means of ordinary brokers’ transactions on the NYSE MKT or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise agreed upon by us. Barrington will not engage in any transactions that stabilize the price of our common stock.

Barrington will use its commercially reasonable efforts to sell the common stock offered hereby, from time to time, based upon instructions from us (including any price, time or size limits or other customary parameters or conditions we may impose). Barrington’s obligations under the Distribution Agreement to sell our common stock are subject to a number of conditions that we must meet. We or Barrington may suspend the offering of common stock upon proper notice and subject to other conditions.

Barrington has agreed to provide written confirmation of any sales to us no later than the opening of the trading day on the NYSE MKT following the trading day on which shares of common stock were sold under the Distribution Agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the compensation payable by us to Barrington in connection with the sales.

We will pay Barrington commissions for their services in acting as agent in the sale of common stock offered hereby. Under the Distribution Agreement, Barrington will be entitled to compensation of 2.0% of the gross sales price of all shares sold through them as our agent. Also, we have agreed to reimburse Barrington their reasonable documented out-of-pocket expenses incurred by them in connection with the transactions and other matters contemplated under the Distribution Agreement, up to an aggregate of $50,000, plus up to an additional $7,500 per calendar quarter related to ongoing maintenance and other reasonable documented out-of-pocket expenses associated therewith; provided, however, that in no event will the total compensation payable to Barrington under the Distribution Agreement exceed 8.0% of the aggregate gross proceeds expected to be received by us through this offering. Assuming all of our common stock in the aggregate amount of $10,000,000 is sold through this offering at a price of $1.83 per share, which was the closing price of our common stock on the NYSE MKT on November 17, 2014, we expect our aggregate expenses in connection with the offering, excluding commissions or discounts to Barrington, to be approximately $72,500.

If we sell common stock to Barrington, acting as a principal, we will set forth the terms of such transactions in the applicable placement notice and, to the extent required by applicable law, we will describe these terms in a separate prospectus supplement or pricing supplement.

Settlement of sales of common stock will occur on the third trading day following the date on which any sales are made, or on some other date that is agreed upon by us and Barrington in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of common stock, if any, as contemplated by this prospectus supplement and the accompanying prospectus will be settled through the facilities of DTC or by such other means as we and Barrington may agree upon.

We will report at least quarterly the number of shares of common stock sold through Barrington under the Distribution Agreement, the net proceeds to us and the compensation paid by us to Barrington in connection with the sales, if any.

From time to time, Barrington and its affiliates have provided, and may in the future provide, various investment banking and advisory services for us for which they may in the future receive customary fees and expenses. Barrington and its affiliates may, from time to time, engage in other transactions with and perform services for us in the ordinary course of their business. In the course of their businesses, Barrington and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, Barrington and its affiliates may at any time hold long or short positions in such securities or loans.

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Barrington acted as our sales agent in connection with our “at-the-market” offering of common stock pursuant to an Equity Distribution Agreement that we entered into with Barrington in November 2013 (the “2013 Distribution Agreement”). During the 180-day period preceding the date of this prospectus supplement, in connection with the 2013 Distribution Agreement, we paid Barrington commissions in the aggregate amount of approximately $10,222 and reimbursed Barrington for certain expenses in the aggregate amount of approximately $21,667.

Except as described above and except for services provided in connection with this offering, Barrington has not provided us with any investment banking or other financial services during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain Barrington to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

As of November 17, 2014, certain representatives of Barrington owned an aggregate initial principal amount of $100,000 of our 5% convertible unsecured subordinated notes. As of November 17, 2014, such notes were convertible into an aggregate of 111,110 shares of our common stock.

In connection with the sale of our common stock, Barrington may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and the compensation paid to Barrington may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Barrington against certain civil liabilities, including liabilities under the Securities Act. Barrington may engage in transactions with, or perform other services for, us in the ordinary course of its business. In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8.0% of the aggregate offering price of the shares offered hereby.

The offering of common stock pursuant to the Distribution Agreement will terminate upon the earlier of (1) the sale of all the common stock subject to the Distribution Agreement or (2) termination of the Distribution Agreement. The Distribution Agreement may be terminated by Barrington or us, each in its sole discretion, at any time by giving notice to the other party.

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LEGAL MATTERS

Certain legal matters will be passed upon for us by Greenberg Traurig, P.A., Miami, Florida. Barrington is being represented in connection with this offering by Lowenstein Sandler LLP, New York, New York.

EXPERTS

EisnerAmper LLP, an independent registered public accounting firm, has audited our consolidated financial statements incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended March 31, 2014. Our consolidated financial statements have been so incorporated in reliance on the report of EisnerAmper LLP, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available at http://www.castlebrandsinc.com. The contents of our website are not a part of this prospectus supplement or the accompanying prospectus. The information on our website is not intended to form a part of or be incorporated by reference in this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Any information that we file after the date of this prospectus supplement with the SEC will automatically update and supersede the information contained in this prospectus supplement. This prospectus supplement incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) until the termination of the offering of shares hereby.

We incorporate by reference the following documents that we previously filed with the SEC pursuant to the Exchange Act:

•	our annual report on Form 10-K for the fiscal year ended March 31, 2014, filed with the SEC on June 30, 2014, as amended on July 29, 2014;

•	our quarterly reports on Form 10-Q for the quarters ended June 30, 2014 and September 30, 2014, filed with the SEC on August 14, 2014 and November 14, 2014, respectively;

•	our current reports on Form 8-K filed with the SEC on April 2, 2014 and September 24, 2014; and

•	the description of our common stock contained in Castle Delaware’s registration statement on Form 8-A filed with the SEC on March 31, 2006 (File No. 001-32849) and our Form 8-K12B filed with the SEC on February 12, 2010, including any amendment or report filed for the purpose of updating such description.

We will provide without charge to each person, including any shareholder, to whom this prospectus supplement and the accompanying prospectus supplement are delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus supplement and the accompanying prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Requests should be directed to Castle Brands Inc., Attention: Investor Relations, 122 East 42nd Street, Suite 4700, New York, New York 10168 or by telephone at (646) 356-0200.

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PROSPECTUS

CASTLE BRANDS INC.

Common Stock

Preferred Stock

Warrants

Units

This prospectus relates to the public offer and sale from time to time together, separately, or as units, of common stock, preferred stock and warrants in amounts, at prices and on other terms to be determined at the time of sale, up to an aggregate amount of $30.0 million, referred to as the shelf securities. We may offer and sell the shelf securities separately, together, or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. You should read this prospectus, the applicable prospectus supplement and other offering materials carefully before you invest.

We may offer the shelf securities from time to time through public or private transactions, and in the case of our common stock, on or off the NYSE MKT LLC (“NYSE MKT”), at prevailing market prices or at privately negotiated prices. Sales may be made directly to purchasers or to or through agents, broker-dealers, or underwriters. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions, or discounts. Our net proceeds from the sale of shelf securities will also be set forth in the applicable prospectus supplement.

Our common stock is traded on the NYSE MKT under the symbol “ROX.” On August 22, 2014, the last reported sale price of our common stock was $1.05.

As of August 22, 2014, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $68,925,000, which was calculated based on 65,642,861 shares of outstanding common stock held by non-affiliates and on a price per share of $1.05, the closing price of our common stock on August 22, 2014. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have offered and sold $5.8 million of common stock pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2014

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information from that contained in this prospectus or to make representations as to matters not stated in this prospectus. We are offering to sell, and seeking offers to buy, the shelf securities only in jurisdictions where offers and sales are permitted or legal. You should not assume that the information contained in this prospectus and the documents incorporated by reference herein is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the shelf securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any combination of the shelf securities described in this prospectus from time to time together, separately, or as units, of common stock, preferred stock and warrants in amounts, at prices and on other terms to be determined at the time of sale, up to an aggregate amount of $30.0 million.

This prospectus only provides you with a general description of the shelf securities we may offer. Each time we sell shelf securities, we will provide a supplement to this prospectus that contains specific information about the terms of the shelf securities offered. The supplement may also add, update, or change information contained in this prospectus. Before purchasing any shelf securities, you should carefully read this prospectus, any supplement and any free writing prospectus related to the applicable shelf securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 13.

We will not use this prospectus to offer and sell shelf securities unless it is accompanied by a supplement that more fully describes the shelf securities being offered and the terms of the offering.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K and each subsequently filed quarterly report on Form 10-Q, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future. See “Where You Can Find Additional Information.” The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations and financial condition. If any of these risks actually occurs, our business, results of operations and financial condition could be materially and adversely affected, which could cause the trading price of our securities to decline, and you could lose all or a part of your investment in our securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus and the information incorporated by reference herein contain “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases, you can identify these forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are not guarantees of future performance. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements. These risks and other factors include those listed under “Risk Factors” beginning on page 2 and as follows:

•	our history of losses

•	recent worldwide and domestic economic trends and financial market conditions could adversely impact our financial performance;

•	our potential need for additional capital, which, if not available on acceptable terms or at all, could restrict our future growth and severely limit our operations;

•	our brands could fail to achieve more widespread consumer acceptance, which may limit our growth;

•	our dependence on a limited number of suppliers, who may not perform satisfactorily or may end their relationships with us, which could result in lost sales, incurrence of additional costs or lost credibility in the marketplace;

•	our annual purchase obligations with certain suppliers;

•	the failure of even a few of our independent wholesale distributors to adequately distribute our products within their territories could harm our sales and result in a decline in our results of operations;

•	the possibility that we cannot secure and maintain listings in control states, which could cause the sales of our products to decrease significantly;

•	the potential limitation to our growth if we are unable to identify and successfully acquire additional brands that are complementary to our existing portfolio, or integrate such brands after acquisitions;

•	currency exchange rate fluctuations and devaluations may significantly adversely affect our revenues, sales, costs of goods and overall financial results;

•	our need to maintain a relatively large inventory of our products to support customer delivery requirements, which could negatively impact our operations if such inventory is lost due to theft, fire or other damage;

•	the possibility that we or our strategic partners will fail to protect our respective trademarks and trade secrets, which could compromise our competitive position and decrease the value of our brand portfolio;

•	an impairment in the carrying value of our goodwill or other acquired intangible assets could negatively affect our operating results and shareholders’ equity;

•	changes in consumer preferences and trends could adversely affect demand for our products;

•	there is substantial competition in our industry and the many factors that may prevent us from competing successfully;

•	adverse changes in public opinion about alcohol could reduce demand for our products;

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•	class action or other litigation relating to alcohol misuse or abuse could adversely affect our business; and

•	adverse regulatory decisions and legal, regulatory or tax changes could limit our business activities, increase our operating costs and reduce our margins.

Except for ongoing obligations to disclose material information as required by federal securities laws, we undertake no obligation to publicly release any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect our actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each factor on our business.

Although we believe that the assumptions underlying the forward-looking statements contained or incorporated by reference herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included in this document or in the documents incorporated by reference may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included in this document, the inclusion of this information should not be regarded as a representation by us or by any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

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OUR COMPANY

We develop and market premium and super premium brands in the following beverage alcohol categories: rum, whiskey, liqueurs, vodka and tequila. We distribute our products in all 50 U.S. states and the District of Columbia, in thirteen primary international markets, including Ireland, Great Britain, Northern Ireland, Germany, Canada, South Africa, Bulgaria, France, Russia, Finland, Norway, Sweden, China and the Duty Free markets, and in a number of other countries in continental Europe and Latin America. We market the following brands, among others, Gosling’s Rum®, Gosling’s Stormy Ginger Beer, Gosling’s Dark ‘n Stormy® ready-to-drink cocktail, Jefferson’s®, Jefferson’s Reserve® and Jefferson’s Presidential SelectTM bourbons, Jefferson’s Rye whiskey, Pallini® liqueurs, Clontarf® Irish whiskey, Knappogue Castle Whiskey®, Brady’s® Irish Cream, Boru® vodka, TierrasTM tequila, Celtic Honey® liqueur, Castello Mio® sambucas and Gozio® amaretto.

We were incorporated in Florida in 2009 and are the successor to Castle Brands Inc., a Delaware corporation (“Castle Delaware”), which was incorporated in Delaware in 2003. We maintain our principal executive office at 122 East 42nd Street, Suite 4700, New York, New York 10168. Our phone number is (646) 356-0200. We maintain a corporate website at www.castlebrandsinc.com. The contents of our website are not a part of this prospectus or any prospectus supplement. The information on our website is not intended to form a part of or be incorporated by reference in this prospectus or any prospectus supplement.

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USE OF PROCEEDS

Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of shelf securities for working capital and other general corporate purposes. Pending these uses, the net proceeds may also be temporarily invested in short-term securities.

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DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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DESCRIPTION OF CAPITAL STOCK

The following summarizes certain material terms and provisions of our capital stock. It does not purport to be complete, however, and is qualified in its entirety by reference to Florida law and by the actual terms and provisions contained in our articles of incorporation, as amended, and bylaws.

Overview - Authorized and Outstanding Shares

As of August 22, 2014, under our articles of incorporation, as amended, we had the authority to issue:

•	300,000,000 shares of common stock, par value $0.01 per share; and

•	25,000,000 shares of preferred stock, par value $0.01 per share, which are issuable in series on terms determined by our Board of Directors.

As of August 22, 2014, 155,076,159 shares of our common stock were outstanding and no shares of our preferred stock were outstanding.

The following descriptions set forth certain general terms and provisions of our common stock and preferred stock to which a supplement to this prospectus may relate. The particular terms of the shares of common stock and preferred stock being offered and the extent to which the general provisions may apply will be described in the applicable supplement to this prospectus. If so indicated in the applicable supplement to this prospectus, the terms of any series of shares of capital stock may differ from the terms set forth below, except with respect to those terms required by our articles of incorporation, as amended, and bylaws.

Rights of Our Common Stock

Preemptive Rights. The holders of our common stock do not have preemptive rights to purchase or subscribe for any stock or other securities of ours.

Voting Rights. Each outstanding share of our common stock is entitled to one vote per share.

Dividends. Holders of our common stock are entitled to receive dividends or other distributions when and if declared by our Board of Directors. The right of our Board of Directors to declare dividends, however, is subject to any rights of the holders of other classes of our capital stock and the availability of sufficient funds under Florida law to pay dividends.

Liquidation Rights. In the event of the liquidation of our company, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of our common stock are entitled to receive any of our assets available for distribution to our shareholders ratably in proportion to the number of shares held by them.

Listing. We list our common stock on the NYSE MKT under the symbol “ROX.”

Additionally, please see “Description of Capital Stock—Material Provisions of our Articles of Incorporation and Bylaws.”

Rights of Our Preferred Stock

We are authorized to issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our common stock and, in certain instances, could adversely affect the market price of this stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company or making removal of management more difficult. Please see “Description of Capital Stock—Material Provisions of our Articles of Incorporation and Bylaws.”

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Material Provisions of our Articles of Incorporation and Bylaws

Our articles of incorporation, as amended, and bylaws, contain provisions that could discourage, delay or prevent a tender offer or takeover attempt at a price which many shareholders may find attractive. The existence of these provisions could limit the price that investors might otherwise pay in the future for shares of our common stock.

Articles of Incorporation, as Amended, and Bylaws

Blank Check Preferred Stock. As noted above, our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company or make removal of management more difficult. As of the date of the prospectus, we have no outstanding shares of preferred stock.

Election of Directors. Our articles of incorporation, as amended, provide for the filling of vacancies occurring on the Board of Directors by certain votes of the remaining directors. These provisions may discourage a third party from voting to remove incumbent directors and simultaneously gaining control of the Board of Directors by filling the vacancies created by that removal with its own nominees.

Indemnification. Our articles of incorporation, as amended, and bylaws provide for indemnification of our officers and directors to the fullest extent allowed by applicable law. We have also obtained liability insurance for our officers and directors in the amount of $10.0 million. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the provisions that we describe above or otherwise, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

•	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;

•	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;

•	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our articles of incorporation, as amended, to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

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DESCRIPTION OF WARRANTS

The following summary describes generally the terms of warrants that we may offer from time to time in one or more series. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants. The following description of the warrants, and any description of the warrants in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file with the SEC at or prior to the time of the sale of the warrants. You should refer to, and read this summary together with, the warrant agreement and the applicable prospectus supplement to review the terms of a particular series of our common or preferred stock that may be important to you. You can obtain copies of any form of warrant agreement or other agreement pursuant to which the warrants are issued by following the directions described under the caption “Where You Can Find Additional Information.”

We may issue warrants to purchase shares of our common stock. We may issue warrants independently or together with any other securities, and the warrants may be attached to, or separate from, any other securities. Each series of warrants to be issued will be issued under a separate warrant agreement between us and a warrant agent specified in the related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of the warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued and sold;

•	the designation, number and terms of the shares of common stock purchasable upon exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each such security;

•	the price at which the common stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a summary of the United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the respective underlying securities purchasable upon exercise of the warrants.

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DESCRIPTION OF UNITS

The following summary describes generally the terms of units comprising two or more securities described in this prospectus in any combination that we may offer from time to time in one or more series. For example, we might issue units consisting of a combination of common stock and warrants to purchase common stock. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, each unit will entitle the holder thereof to the rights and obligations of a holder of each security included in such unit. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. The specific terms of a series of units will be described in the applicable prospectus supplement relating to that series of units along with any general provisions applicable to that series of units.

The following description of the units, and any description of the units in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying unit agreement, which we will file with the SEC at or prior to the time of the sale of the units. You should refer to, and read this summary together with, the unit agreement and the applicable prospectus supplement to review the terms of a particular series of units that may be important to you. You can obtain copies of any form of unit agreement or other agreement pursuant to which the units are issued by following the directions described under the caption “Where You Can Find Additional Information.”

The applicable prospectus supplement will describe the terms of any units, including the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION

We may sell the shelf securities to one or more underwriters or broker-dealers for public offering and sale by them, or we may sell the shelf securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, broker-dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the shelf securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or reallowed or paid to broker-dealers; and

•	any securities exchange or market on which the shelf securities offered in the prospectus supplement may be listed.

We may distribute the shelf securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings. We may sell the shelf securities through a rights offering, forward contracts or similar arrangements. Any common stock sold pursuant to this prospectus and applicable prospectus supplement, will be approved for trading, upon notice of issuance, on the NYSE MKT.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of the shelf securities, and any discounts, concessions or commissions which underwriters allow to broker-dealers, will be set forth in the prospectus supplement. Underwriters may sell the shelf securities to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Any underwriters, broker-dealers or agents that are involved in the distribution of the shelf securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such distributions. In such event, any discounts or commissions they receive and any profit on the resale of our securities they realize may be deemed to be underwriting commissions or discounts under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our shelf securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered shelf securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to broker-dealers may be changed from time to time.

Underwriters and their controlling persons, broker-dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. The shelf securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the shelf securities. If the underwriters make a market in the shelf securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the shelf securities.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a broker-dealer when the securities originally sold by the broker-dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

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LEGAL MATTERS

The legality of the securities offered by this prospectus has been or will be passed upon by Greenberg Traurig, P.A., Miami, Florida.

EXPERTS

The consolidated balance sheets of Castle Brands Inc. as of March 31, 2014 and 2013, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended March 31, 2014, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS SUPPLEMENTS

This prospectus provides you with a general description of the proposed offering of the shelf securities. Each time that we sell shelf securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may add to, update, or change information contained in this prospectus and should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

The prospectus supplement will describe the terms of any offering of shelf securities, including the offering price to the public in that offering, the purchase price and net proceeds of that offering, and the other specific terms related to that offering of shelf securities.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available at http://www.castlebrandsinc.com. We do not intend for information contained in our website, or those of our subsidiaries, to be a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC will automatically update and supersede the information contained in this prospectus. This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) until all of the shelf securities are sold:

•	our annual report on Form 10-K for the fiscal year ended March 31, 2014 filed with the SEC on June 30, 2014 as amended on July 29, 2014;

•	our quarterly report on Form 10-Q filed with the SEC on August 14, 2014;

•	our current report on Form 8-K filed with the SEC on April 2, 2014; and

•	the description of our common stock contained in Castle Delaware’s registration statement on Form 8-A filed with the SEC on March 31, 2006 (File No. 001-32849), including any amendment or report filed for the purpose of updating such description.

We will provide without charge to each person, including any stockholder, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Requests should be directed to Castle Brands Inc., Attention: Investor Relations, 122 East 42nd Street, Suite 4700, New York, New York 10168 or by telephone at (646) 356-0200.

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CASTLE BRANDS INC.

$10,000,000

Common Stock

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PROSPECTUS SUPPLEMENT

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BARRINGTON RESEARCH ASSOCIATES

November 20, 2014